Exhibit 10.6

LOCK-UP AND VOTING AGREEMENT

          LOCK-UP AND VOTING AGREEMENT (the “Agreement”) dated as of August ___, 2007, by and among INCENTRA SOLUTIONS, INC., a Nevada corporation (the “Company”), and each Person whose name appears on Schedule A attached hereto (each a “Former Helio Stockholder”).

WITNESSETH

          WHEREAS, pursuant to the terms of an Agreement and Plan of Merger dated as of July __, 2007 (the “Merger Agreement”) between the Company, Helio Solutions, Inc., a California corporation (“Helio”), and Incentra Helio Acquisition Corp., a Delaware corporation, on the date hereof, the Company has agreed to issue to each Former Helio Stockholder such number of shares of Common Stock, $.001 par value, of the Company (the “Common Stock”) as determined pursuant to the Merger Agreement; and

          WHEREAS, as a condition precedent to the consummation of the transactions contemplated by the Merger Agreement, the Company and the Former Helio Stockholders desire to provide for certain restrictions on the transfer of such shares by the Former Helio Stockholders and the voting agreement by the Former Helio Stockholders as to certain corporate action by the Company;

          NOW THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, it is hereby agreed as follows:

ARTICLE I

CERTAIN DEFINITIONS

          1.1 Definitions. Whenever used in this Agreement, unless otherwise defined or the subject matter or context dictates, the following terms shall have these respective meanings:

                    (a) “Affiliate” shall have the meaning ascribed to it in Rule 12(b)(2) promulgated under the Securities Exchange Act of 1934, as amended.

                    (b) “Agreement” means this Lock-Up and Voting Agreement, any agreement which is supplementary to or in amendment or confirmation of this Agreement, and any schedules hereto or thereto.

                              (c) “Disposition” shall have the meaning assigned in Section 2.1.

                    (d) “Person” means any individual, estate, trust, partnership, joint venture, limited liability company, association, firm, corporation, company or other entity.

                    (e) “Shares” mean the shares of Common Stock issued to the Former Helio Stockholders pursuant to the Merger Agreement, as well as: (i) any shares into which such shares of Common Stock may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed; or (ii) any shares of the Company or any successor or other body corporate which may be received by the holders of such shares on a merger, amalgamation or other reorganization of or including the Company in exchange for or upon cancellation of such shares of Common Stock or shares into which such shares of Common Stock may be converted.

                    (f) “Transfer” shall have the meaning assigned in Section 2.1.

          1.2 Extended Meanings. Words importing the singular number include the plural and vice versa and words importing gender include all genders.

ARTICLE II

DISPOSITION OF SHARES

          2.1 Restriction on Transfer of Shares.

          (a) Except as provided in Section 2.1(b), prior to August ___, 2009, no Former Helio Stockholder may sell, assign, transfer, mortgage, alienate, pledge, hypothecate, create or permit to exist a security interest in or lien on, place in trust or in any other way encumber or otherwise dispose of (any of the foregoing shall constitute a “Transfer,” and the consummation of such being a “Disposition”) any Shares now owned or any interest therein except as expressly permitted by the terms and provisions of this Agreement. The Company shall have no obligation to recognize or accede to any Disposition or to register any Transfer of Shares on its books unless such Disposition is effected in accordance with the terms and provisions of this Agreement. No Person who purports to be a holder of Shares acquired in violation of the terms and provisions of this Agreement shall be entitled to any rights with respect to such Shares, including any rights to vote such Shares, to receive any dividends declared thereon, or to receive any notice with respect thereto under this Agreement or otherwise.

          (b) Any Former Helio Stockholder may Transfer all or a portion of his, her or its Shares to (i) any other Former Helio Stockholder, (ii) a trust, spouse, child, parent or sibling for bona fide estate planning purposes, (iii) in connection with any sale of all or substantially all of the Company’s assets, any transfer of at least a majority of the Company’s outstanding voting securities (as of immediately prior to such transfer) or any merger or consolidation in which the Company is not the surviving entity (any such transaction, a “Sale Transaction”), or (iv) in connection with its exercise of any demand, “piggy-back” or similar registration rights. If any Former Helio Stockholder intends to make a Disposition of all or a portion of his, her or its Shares pursuant to this paragraph, such Former Helio Stockholder shall give at least 15 days prior written notice of such proposed Disposition to the Company (except in respect of a Disposition pursuant to clauses (ii) or (iii) above). Any such notice shall specify the number of

Shares subject to such proposed disposition, identify the proposed transferee and state the relationship between such Former Helio Stockholder and the proposed transferee.

ARTICLE III

VOTING AGREEMENT

          3.1 Agreement to Vote Shares. Until the Expiration Date (as defined in Section 4.3(a) hereof), at every meeting of stockholders of the Company, and at every adjournment thereof, and on every action or approval by written consent of stockholders of the Company, each Former Helio Shareholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 3.2 hereof), no less than one-half of the issued and outstanding Shares held by such Former Helio Shareholder (to the extent such shares may be voted) in favor of the resolutions hereafter proposed by the Board of Directors of the Company, approved by Thomas P. Sweeney III and submitted to a vote of the stockholders of the Company.

          3.2 Irrevocable Proxy. Concurrently with the execution of this Agreement, each of the Former Helio Stockholders agrees to deliver to Company an irrevocable proxy, coupled with an interest, in the form attached hereto as Appendix A (the “Proxy”), which shall be irrevocable to the fullest extent permitted by law, covering one-half of the Shares held by a a Former Helio Stockholder as set forth herein.

ARTICLE IV

MISCELLANEOUS

          4.1 Legend. The Company may cause each certificate representing Shares that are subject to this Agreement to have stamped, printed or typed thereon the following legend:

The securities represented by this certificate are subject to a Lock-Up and Voting Agreement, dated as of August __, 2007, among Incentra Solutions, Inc. (the “Company”) and certain of its stockholders, a copy of which may be examined at the principal office of the Company.

          4.2 Notice. Any notice or document required or permitted by this Agreement to be given to a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid certified mail, return receipt requested, to the Company or to a Former Helio Stockholder addressed as follows:

the Company:	Incentra Solutions, Inc.
1140 Pearl Street
Boulder, Colorado 80302
Attention: Chief Financial Officer

with a copy to:	Reed Guest, Esq.
Law Offices of Karl Reed Guest
94 Underhill Road
Orinda, CA 94563

Former Helio Stockholder:	To the address of such Former Helio Stockholder set forth on Schedule A attached hereto or at such other address as may have been furnished the Company in writing.

Notice so mailed shall be deemed to have been given upon receipt if delivered personally or on the fifth business day next following the date of the returned receipt. Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is delivered. Any party may from time to time notify the others in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

          4.3 Term of Agreement.

                    (a) The provisions of this Agreement shall terminate on the earlier to occur of (i) August ___, 2009, (ii) Thomas P. Sweeney III ceases to be the President and Chief Executive Officer of the Company for any reason, or (iii) on such earlier date as is mutually agreed in writing by the Company and the Former Helio Stockholders holding a majority of the then outstanding Shares (the “Expiration Date”).

                    (b) Nothing contained in this Section 4.3 shall affect or impair any rights or obligations arising prior to the time of the termination of this Agreement, or which may arise by an event causing the termination of this Agreement.

          4.4 Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.

          4.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document.

          4.6 Entire Agreement; Etc. This Agreement sets forth the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto and there are no warranties, representations and other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Company and the Former Helio Stockholders holding a majority of the then outstanding Shares. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          4.7 Transferees Bound. Except in connection with a Disposition pursuant to Section 2.1(b)(ii) or (iii) hereof, each Disposition otherwise permitted by Article II hereof shall not become effective unless and until the transferee executes and delivers to the Company a counterpart to this Agreement, agreeing to be treated in the same manner as a Former Helio Stockholder. Upon such Disposition and such execution and delivery, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to the transferred Shares in the same manner as the transferring Former Helio Stockholder.

          4.8 Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed in California.

          4.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          4.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity.

          4.11. Attorneys’ Fees. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs, and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

[SIGNATURE PAGE FOLLOWS]

INCENTRA SOLUTIONS, INC.

By:

Name: Thomas P. Sweeney III
Title: Chairman and Chief Executive Officer

FORMER HELIO STOCKHOLDERS
_____________________________________
Dave Condensa
_____________________________________
Bert Condensa
_____________________________________
Kevin Hawkins
_____________________________________
David Auerweck
_____________________________________
Terri Marine

Schedule A

Names and Addresses of Former Helio Stockholders

David Condensa

Bert Condensa

Kevin Hawkins

David Auerweck

Terri Marine

APPENDIX A

Irrevocable Proxy